NOVITRON INTERNATIONAL TO ACQUIRE GROUP PRACTICE SERVICES

Newton, MA, November 15, 2002. Novitron International, Inc. (NASDAQ:NOVI) announced today that it has signed a letter of intent to acquire Group Practice Services Incorporated ("GPSI"), a privately-owned U.S. provider of physician office laboratory ("POL") management services. GPSI, which is headquartered in Greensboro, North Carolina, designs, implements and manages laboratories to improve quality of care, increase operating efficiencies and generate additional revenue opportunities for physician practices.

GPSI currently serves over 150 laboratories, including 30 that utilize its management and consultancy services. GPSI also owns one community-based reference lab. On a pro-forma basis, GPSI’s revenue and operating profit for the nine months ended September 30, 2002 were approximately $6.0 million and $760,000, respectively.

Randal J. Kirk, who owns approximately 37% of the common shares of Novitron, is also a principal shareholder of GPSI. Mr. Kirk was recently elected to the Board of Directors of Novitron at its Annual Meeting held on September 27, 2002. The parties expect to execute a definitive merger agreement before the end of the year, and the merger is expected to close in the first quarter of calendar year 2003. The merger is subject to approval by the stockholders of both companies, including the approval of holders of a majority of Novitron’s outstanding common stock, not owned by Randal J. Kirk or any of his affiliates.

Under the terms of the proposed merger, Novitron, through a subsidiary, will acquire all of the outstanding capital stock of GPSI in exchange for 1,500,000 shares of Novitron common stock. GPSI’s stockholders will receive approximately 24 shares of Novitron common stock for each GPSI share.

The value of the transaction is approximately $6.9 million, based on the 4:00 PM price of Novitron common stock on November 15, 2002. The execution of a definitive merger agreement is subject to completion of due diligence by Novitron, the approval of the Boards of Directors of Novitron and GPSI, and the receipt by Novitron of a fairness opinion from its financial advisor that the merger is fair, from a financial point of view, to Novitron and the stockholders of Novitron, other than Mr. Kirk and his affiliates.

Commenting on the proposed merger, Israel M. Stein MD, President of Novitron International said, "GPSI is an exciting strategic addition to our company. With this proposed acquisition, we will have the opportunity to establish ourselves as a fully integrated, total solution provider to the POL market. Most importantly, we will create a strong presence in the United States, and will be able to form a base for domestic expansion. Approximately 40% of our revenues will then be derived in the U.S."

Dr. Stein continued, "Whether a physician practice or clinic is considering establishing a new lab, consolidating lab resources from multiple sites, or upgrading the quality and efficiency of an existing in-office laboratory, when merged the companies will have the necessary expertise to assist with technology, regulatory affairs and management."

Audrey Ho, President of Group Practice Services, Inc. noted, "POL’s in the U.S. generate annually over $2.0 billion in test revenues and consume over $700 million in analytical equipment, consumables and services in this highly fragmented market. When joined with Novitron International, we will gain an experienced technology partner, which we trust will allow us to grow significantly faster than were we to continue to go it alone."

This proposed merger agreement follows a previous announcement by Novitron of an agreement and plan of merger with Landmark Scientific, Inc., a privately owned, laboratory equipment, supply and reagent distribution company and in which Mr. Kirk is also a principal shareholder.

Novitron International, Inc. is a multinational company focusing on scientific instrumentation used in clinical and analytical laboratories and in process monitoring in industry. The Company’s Dutch subsidiary, Vital Scientific NV, designs and manufactures scientific instrumentation marketed worldwide through distributors and strategic partnerships. The Company’s subsidiary Vital Diagnostics Pty. Ltd. distributes diagnostic instruments and assays in the South Pacific. The Company’s Dutch subsidiary, NovaChem BV, develops and markets process analyzers.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information about Novitron, GPSI and the combined company after completion of the transactions that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)", "feel(s)", "believe(s)", "will", "may", "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Novitron and GPSI, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission made by Novitron; our expectations regarding the timing, completion and accounting and tax treatments of any proposed transactions and the value of the proposed transaction consideration; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Novitron does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Novitron’s various SEC reports, including but not limited to its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, and fiscal 2003 quarterly Form 10-QSB filings.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This news release may be deemed to be solicitation material in respect of the proposed acquisition of GPSI by Novitron. In connection with the proposed transaction, if a definitive agreement is reached, a registration statement is intended to be filed by Novitron with the SEC. Stockholders of Novitron and GPSI will be encouraged to read the registration statement and any other relevant documents filed with the SEC, including the final proxy statement-prospectus that will be part of the registration statement, because they will contain important information about the proposed merger. If such a registration statement is filed, investors will then be able to obtain the documents for free both on the SEC’s web site (www.sec.gov) and from Novitron’s and GPSI’s respective corporate secretaries.

PARTICIPANTS IN SOLICITATION

If a definitive agreement is executed, Novitron and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the identity of Novitron’s participants in the solicitation and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement-prospectus. Information about the directors and executive officers of Novitron and their ownership of Novitron common stock is set forth in the proxy statement for Novitron’s 2002 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2002. Additional information regarding the interests of Novitron’s directors and executive officers in the proposed merger will also be included in any final proxy statement-prospectus.

For more information at Novitron International, Inc., please contact:
Israel M. Stein, M.D.
President
617-527-9933 X21

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